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                                                                    EXHIBIT 99.1

                                  KNOLOGY, INC.
                            1241 O. G. SKINNER DRIVE
                            WEST POINT, GEORGIA 31833

                     NOTICE TO KNOLOGY, INC. STOCKHOLDERS OF
                       ACTIONS APPROVED BY WRITTEN CONSENT

         Knology, Inc. ("Knology") is providing notice to the holders of its Common Stock, Series A Preferred Stock, and Series B Preferred Stock of actions which recently were approved by the written consent of certain of Knology's stockholders. The actions were taken in connection with Knology's sale of shares of Series C Preferred Stock to a limited numbers of accredited investors (the "Series C Private Placement"). The background and reasons for the Series C Private Placement as well as the actions approved by Knology's stockholders are described in detail in the Information Statement included with this notice (the "Information Statement").

         Amendment of Knology's Amended and Restated Certificate of
Incorporation

         (1) Designated New Series C Preferred Stock. Knology's Amended and Restated Certificate of Incorporation (the "Certificate") was amended to designate a new series of preferred stock, the Series C Preferred Stock, which:
(a) is convertible into Common Stock on a one-to-one basis, subject to certain adjustments; (b) is pari passu with the Series B Preferred Stock and in preference to the Series A Preferred Stock and the Common Stock upon a liquidation; (c) is entitled to receive dividends to the same extent as the Series A Preferred Stock and the Series B Preferred Stock and prior to the Common Stock; and (d) has similar voting rights as the Series A Preferred Stock and the Series B Preferred Stock. For more information regarding the rights, preference and privileges of the Series C Preferred Stock, please see "Amendments to the Amended and Restated Certificate of Incorporation" in the Information Statement.

         (2) Permitted Issuance of Series C Preferred Stock. The Certificate was amended to permit Knology to issue all of the designated shares of Series C Preferred Stock without obtaining further stockholder approval, if such shares (a) are issued prior to April 15, 2001, or June 30, 2001 if Knology is undertaking to sell such shares in a public offering, and (b) are sold at a price per share of at least $3.00. For more information regarding the issuance of the Series C Preferred Stock, please see "Amendments to the Amended and Restated Certificate of Incorporation" in the Information Statement.

         (3) Adjusted Conversion Prices of Series A Preferred Stock and Series B Preferred Stock. The conversion prices of both the Series A Preferred Stock and the Series B Preferred Stock were amended. Prior to approval of the amendment, the conversion prices of both were $4.75 per share, and both converted in shares of Common Stock on a one-to-one basis. The amendment adjusted the Series A Preferred Stock conversion price to $4.5800 per share and the Series B Preferred Stock conversion price to $3.1954 per share. As a result each share of Series A Preferred Stock now converts into approximately 1.0371 shares of Common Stock, and each share of Series B Preferred Stock now converts into approximately 1.4865 shares of Common Stock. If Knology had issued all of the authorized shares of Series C Preferred Stock at $3.00 per share without making such adjustment, the conversion price for both the Series A Preferred Stock and the Series B Preferred Stock would have been automatically adjusted to $4.0149 per


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share, and each share of Series A Preferred Stock and Series B Preferred Stock
would have converted into approximately 1.1831 shares of Common Stock. For more information regarding the adjustment to the Series A Preferred Stock and Series B Preferred Stock conversion prices, please see "Background of the Offering of the Series C Preferred Stock" in the Information Statement.

                  In addition, holders of Series A Preferred Stock and Series B Preferred Stock are not entitled to any further adjustments to their respective conversion prices for subsequent issuances of Series C Preferred Stock for $3.00 or more or for any other issuances of equity security at prices above the Series B Preferred Stock's new conversion price, $3.1954. Accordingly, holders of Series A Preferred Stock should note that Knology could issue additional equity securities at prices above $3.1954 but below the $4.5800 Series A Preferred Stock conversion price without further adjustment to the Series A Preferred Stock conversion price.

                  Notwithstanding the foregoing, in the event that purchasers of the Series C Preferred Stock are entitled to receive additional securities of Knology or other property or cash as a result of breach by Knology of a representation, warranty, covenant or agreement set forth in the Series C Preferred Stock Purchase Agreement, holders of the Series A Preferred Stock and the Series B Preferred Stock are entitled to an additional adjustment. For more information regarding these changes, please see "Amendments to the Amended and Restated Certificate of Incorporation" in the Information Statement.

         (4) Changed Definition of Qualified Public Offering. The Certificate was also amended to change the definition of a Qualified Public Offering. Prior to approval of the amendment, a registered public offering had to be at an offering price of at least $6.00 per share to constitute a Qualified Public Offering. The amendment provided for a range of prices, from $4.00 to $6.00, depending upon when the offering is completed. For more information regarding the impact of this change to the definition, please see "Amendments to the Amended and Restated Certificate of Incorporation" in the Information Statement.

         (5) Eliminated Knology's Right of First Refusal. Prior to approval of the amendment, Knology had the right to purchase any shares of Knology's capital stock proposed to be transferred by any of its stockholders to a third party. The amendment eliminated this right. For more information regarding the elimination of Knology's right of first refusal, please see "Amendments to the Amended and Restated Certificate of Incorporation" in the Information Statement.

         (6) Amended Indemnification Provisions. Prior to approval of the amendment, the indemnification provisions in the Certificate provided for mandatory indemnification of all persons eligible for indemnification under Delaware law. The amendment provided for permissive indemnification for those persons who are not officers or directors of Knology. For more information, please see "Amendments to the Amended and Restated Certificate of Incorporation" in the Information Statement.


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         Amendment of the Knology Stockholders Agreement

         (7) Changed Definition of Qualified Public Offering. The Knology Stockholders Agreement, dated as of February 7, 2000 (the "Stockholders Agreement"), was amended to change the definition of a Qualified Public Offering in a manner consistent with the change of the definition in the Certificate. Prior to the effectiveness of the amendment, such registered public offering had to be at an offering price of at least $6.00 per share to constitute a Qualified Public Offering. The amendment provided for a range of prices, from $4.00 to $6.00, depending upon when the offering is completed. For more information regarding the impact of this change to the definition, please see "Amendments to the Stockholders Agreement" in the Information Statement.

         (8) Amended Registration Rights. The Stockholders Agreement was amended to provide that: (a) demand registration rights will not be triggered until after Knology's Common Stock is first listed on the Nasdaq National Market, the Nasdaq Small Cap Market or a national securities exchange; (b) that piggyback registration rights will not apply to a registered offering of the Series C Preferred Stock for the account of Knology; and (c) that J. H. Whitney IV, L.P. and Blackstone CCC Capital Partners L.P., two holders of Series B Preferred Stock, will have additional demand registration rights if Knology's Common Stock is not listed on the Nasdaq National Market, the Nasdaq Small Cap Market or a national securities exchange prior to February 7, 2005. For more information, please see "Amendments to the Stockholders Agreement" in the Information Statement.

         (9) Amended Right of First Refusal and Co-Sale Rights. Prior to approval of the amendments to the Stockholders Agreement, certain stockholders that held more than 5% of the Common Stock outstanding on a fully diluted, as-converted basis had reciprocal rights of first refusal and co-sale rights with respect to transfers by other similar stockholders. The Stockholders Agreement, as amended, now provides for a right of first offer instead of a right of first refusal and limits the application of both the right of first offer and the co-sale rights to transfers to third parties of more than an aggregate of 20% of the outstanding Common Stock on a fully diluted, as-converted basis. Currently, no stockholder owns more than approximately 13% of the outstanding shares of Common Stock on a fully diluted, as-converted basis. Thus, the amendment effectively eliminated those rights, except in the case of a group of stockholders acting together or unless a stockholder increases its ownership percentage as a result of subsequent acquisitions of securities of Knology. For more information regarding the changes to the right of first refusal and the co-sale rights, please see "Amendments to the Stockholders Agreement" in the Information Statement.

         Waiver of Preemptive Rights

         (10) Waived Preemptive Rights. Certain of Knology's stockholders were entitled, pursuant to the Stockholders Agreement, to preemptive rights to purchase their pro rata share of 75% of future offerings of securities by Knology. Knology requested and obtained the waiver of each stockholder entitled to such rights with respect to the offering of shares of Series C Preferred Stock in the Series C Private Placement. For more information regarding the waiver of preemptive rights, please see "Waiver of Preemptive Rights" in the Information Statement.


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         Knology represented and warranted for the benefit of each stockholder that executed a consent that it had included in the Information Statement and accompanying documents all material information regarding the amendments discussed above and the Series C Private Placement, and that the Information Statement did not contain any statement which, at the time and in light of the circumstances under which they were made, was false or misleading with respect to any material fact, or omitted to state any material fact necessary to make the statements in the request for approval by written consent not false or misleading.

         Certain members of the board of directors who are affiliated with entities that could have received benefits from the amendments as holders of Series B Preferred Stock or as purchasers of Series C Preferred Stock abstained from considering matters described above. The remaining members of the board of directors unanimously approved these matters and recommended that Knology's stockholders approve the amendments to the Certificate and to the Stockholders Agreement and agree to waive any preemptive rights they had under the Stockholders Agreement.

                                      BY ORDER OF THE BOARD OF DIRECTORS

                                      Chad S. Wachter
                                      Corporate Secretary

January 24, 2001


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                                  KNOLOGY, INC.

                              INFORMATION STATEMENT

             BACKGROUND OF THE OFFERING OF SERIES C PREFERRED STOCK

         Knology was formed in September 1998 by ITC Holding Company, Inc. ("ITC Holding"). In November 1999, ITC Holding contributed certain operating businesses to Knology in exchange for approximately $63.5 million of Series A Preferred Stock valued at $4.75 per share and loaned approximately $9.6 million to Knology under a note convertible into shares of Series A Preferred Stock valued at $4.75 per share. In February 2000, ITC Holding loaned Knology approximately $29.7 million under a note convertible into options to purchase Series A Preferred Stock, also at a per-share price of $4.75. The contribution of businesses and loans made by ITC Holding to Knology in November 1999 and February 2000 are collectively referred to in this Information Statement as the "Capital Contribution."

         In February 2000, ITC Holding distributed all of its shares of Knology's Series A Preferred Stock and options to purchase Knology's Series A Preferred Stock to ITC Holding's stockholders and option holders. This distribution, which Knology refers to as its "spin-off" from ITC Holding, was accomplished so that Knology could have greater access to the debt and equity markets to raise additional capital to upgrade and expand its broadband communications delivery business. Immediately following the completion of the spin-off, Knology completed a private offering of $100.6 million of its Series B Preferred Stock at $4.75 per share to a group of accredited investors, including institutional investors and certain of Knology's executive officers, (the "Series B Private Placement"). The Series B Preferred Stock was convertible into Common Stock, and it represented approximately 25.6% of the total outstanding shares of Knology on a fully diluted, as-converted basis.

         Soon after completing the spin-off and the Series B Private Placement, Knology initiated discussions with several investment banking firms to raise additional equity and debt capital. Knology anticipated that it would need an additional $750 million of capital, including $150 million of new equity and $600 million of debt. Based on the investment bankers' presentations, Knology selected Morgan Stanley Dean Witter ("Morgan Stanley") to lead the effort to raise the additional capital.

         Unfortunately, and contrary to the expectations of Knology and of Morgan Stanley and the other investment banks that previously made presentations to Knology, the market for initial public offerings ("IPOs") began to collapse in the late spring and summer of 2000, and a similar collapse of the high yield bond and bank debt markets occurred in the same time frame. As a result of the collapse of the IPO, high yield bond and bank debt markets, Morgan Stanley advised Knology in May 2000 that it could no longer underwrite Knology's efforts to raise additional new capital.

         Consequently, Knology had to abandon these plans for an IPO and related debt financing. This has left Knology in a weakened financial position. For more information regarding Knology's financial position, stockholders are urged to review the financial statements of Knology and the associated Management's Discussion and Analysis of Financial Condition and Results of Operations contained in both Knology's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000 and its Annual Report on Form 10-K for the year ended


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December 31, 1999, which are available on the Securities and Exchange
Commission's Internet site at http://www.sec.gov or which Knology will provide copies of free of charge upon request.

         Knology's ability to execute its current business plan, complete the construction of its networks throughout its existing markets, remain in compliance with its franchise agreements, meet its current obligations as they become due, and avoid material adverse effects on its results of operations was and continues to be dependent upon its ability to raise additional capital. Without this capital, Knology will not be able to fund losses and continue construction in new and existing markets, both of which are important to its ability to increase its operating revenues. Knology continues to operate at a loss and must have new capital now to fund its continuing operations.

         To obtain this capital, management adopted a new plan in September 2000 to attempt to sell shares of preferred stock through the Series C Private Placement to accredited investors. The capital raised from the sale of shares in the Series C Private Placement will allow Knology to continue to operate. Knology will again seek additional funds from the debt and equity markets.

         After proposing the Series C Private Placement, Knology's officers and directors began negotiations with potential purchasers of Series C Preferred Stock (many of which were also holders of Series A Preferred Stock and Series B Preferred Stock) to ascertain the terms and ranges of prices at which such purchasers would purchase Series C Preferred Stock. As it became clear that the Series C Preferred Stock could only be sold on terms that were essentially identical to the terms of the Series A Preferred Stock and Series B Preferred Stock, but at prices substantially below the $4.75 per-share price paid by purchasers of Series A Preferred Stock and Series B Preferred Stock in connection with the Capital Contribution and the Series B Private Placement, Knology also commenced negotiations with certain large holders of Knology's Series A Preferred Stock and Series B Preferred Stock, the approval of each of which was required for designation of the Series C Preferred Stock.

         The per share price that was paid for the Series C Preferred Stock was arrived at through arms-length negotiations with the potential purchasers of the Series C Preferred Stock. Knology did not consult with an investment banking, valuation or appraisal firm and did not feel that such services were required. The price per share of the Series C Preferred Stock was predicated on a valuation of Knology of approximately $285 million (before giving effect to the Series C Private Placement but after giving effect to the adjustment of the conversion prices of the Series A Preferred Stock and the Series B Preferred Stock described below).

         Prior to its amendment, the terms of the Certificate provided that the conversion prices of the Series A Preferred Stock and the Series B Preferred Stock would automatically adjust if Knology sold securities at less than the conversion prices of the Series A Preferred Stock and the Series B Preferred Stock, as applicable. If Knology sold all 60 million authorized shares of Series C Preferred Stock at $3.00 per share without amending the Certificate, the conversion prices of the Series A Preferred Stock and the Series B Preferred Stock would each automatically adjust to $4.0149 per share.


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         As part of their negotiations with Knology, certain holders of Series B
Preferred Stock urged that the conversion prices for the Series A Preferred
Stock and Series B Preferred Stock should be adjusted differently in reaction to the dramatic decline in stock market conditions reflected in the anticipated price of the Series C Preferred Stock. As described above, the pricing for the Series C Preferred Stock was predicated on a $285 million pre-money valuation of Knology, which amount approximates the total paid-in equity capital since Knology's inception. However, the capital contributions of the holders of the Series A Preferred Stock and the Series B Preferred Stock on a per share basis were substantially different. All of the shares of the Series B Preferred Stock were issued at a per share price of $4.75 in February 2000. Certain of the shares of Series A Preferred Stock were also issued for cash and other consideration valued at $4.75 per share. However, as a class, the combined paid-in capital of the Series A Preferred Stock was $3.32 per share. Prior to the amendment of the Certificate, the holders of the Series A Preferred Stock contributed approximately 64.1% of the paid-in capital, and held approximately 66.6% of the Common Stock on a fully diluted basis, while the holders of the Series B Preferred Stock contributed approximately 35.9% of the paid-in capital and held approximately 25.6% of the Common Stock on a fully diluted basis.

         After considerable negotiation among representatives of Knology, certain holders of Series A Preferred Stock and certain holders of Series B Preferred Stock, the parties agreed on reductions in the Series A Preferred Stock conversion price from $4.75 to $4.5800 per share and in the Series B Preferred Stock conversion price from $4.75 to $3.1954 per share. The effect of this change was to increase the fully diluted ownership percentage of the Series B Preferred Stock from approximately 25.6% to approximately 33.1%, and to decrease the fully diluted ownership percentage of the Series A Preferred Stock (including options and warrants to purchase Series A Preferred Stock) from approximately 66.6% to approximately 60.1%, in each case before giving effect to the issuance of the Series C Preferred Stock. The change in the conversion prices also decreased the fully diluted ownership percentage of the Common Stock (including options to purchase Common Stock) from approximately 7.8% to approximately 6.8%, before giving effect to the issuance of the Series C Preferred Stock.

         Because the adjustments had a disparate impact on the holders of Series A Preferred Stock as compared to the holders of Series B Preferred Stock, and because only a limited number of accredited investors were given the opportunity to purchase Series C Preferred Stock in the Series C Private Placement, Knology's board of directors conditioned approval of the amendments, in addition to the approvals required by Delaware law and the provisions of the Certificate, on the further approval of the amendments by (i) the holders of not less than a majority of the outstanding shares of Series A Preferred Stock held by persons who did not own any shares of Series B Preferred Stock and who were not purchasing Series C Preferred Stock in the Series C Private Placement and (ii) the holders of not less than a majority of the outstanding shares of Series B Preferred Stock held by persons who were not purchasing Series C Preferred Stock in the Series C Private Placement.

         Finally, in connection with the Series C Private Placement, certain holders of Series B Preferred Stock required, as a condition of their willingness to purchase shares of Series C Preferred Stock in the Series C Private Placement, that Knology agree to certain restrictions on its use of the net proceeds from Series C Private Placement and other equity and debt financings.


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Specifically, the Series C Preferred Stock Purchase Agreement (a copy of which will be made available by Knology to its stockholders free of charge upon request) provides that, unless approved by a majority of the board of directors of Knology, including, if there are any Series B Directors (as defined in the Certificate) at such time, at least one Series B Director, Knology's use of proceeds is limited as follows:

         (1) So long as (i) the aggregate net proceeds received by Knology from the Series C Private Placement and from the sale of shares of Series C Preferred Stock in any subsequent offerings by Knology, plus (ii) the aggregate net proceeds received by Knology and its subsidiaries after the Series C Private Placement from the issuance of any other equity securities (other than those issued pursuant to clause (i) above) or debt securities or other borrowings ("Additional Funding"), net of an amount equal to (x) the amount (if any) of any such net proceeds used to repay or refinance other indebtedness which cannot be reborrowed by Knology or its subsidiaries at any time within three years after the Series C Private Placement and (y) three years cash payments (including, without limitation, principal, dividends or interest, as the case may be) payable on such Additional Funding (determined as provided below) (collectively, "Excluded Amounts") (the aggregate of the net proceeds (net of the Excluded Amounts) under clauses (i) and (ii) being "Proceeds") are less than or equal to $90 million (the "Proceeds Base"), then Knology can only use those Proceeds to fund the construction and operation of Knology's broadband communications networks ("Networks") in Huntsville and Montgomery, Alabama; Panama City, Florida; Augusta and Columbus, Georgia; and Charleston, South Carolina (the "Existing Markets") and related corporate and administrative expenses, including payment of interest on indebtedness.

         (2) Knology cannot use any portion of the Proceeds that exceed the Proceeds Base but that are less than $100 million other than to fund the construction and operation of Knology's Networks in its Existing Markets, in Knox County, Tennessee and/or in Williamson and Davidson counties, Tennessee, and related corporate and administrative expenses, including payment of interest on indebtedness.

         (3) Knology cannot use any portion of any Proceeds that exceed $100 million but that are less than $135 million other than to fund the construction and operation of Knology's Networks in its Existing Markets, and related corporate and administrative expenses, including payment of interest on indebtedness.

         (4) Knology cannot use any portion of any Proceeds that exceed $135 million but that are less than $150 million other than to fund the construction and operation of Knology's Networks in its Existing Markets and in Knox County, Tennessee and related corporate and administrative expenses, including payment of interest on indebtedness.

         (5) Knology has the option to use the portion of any Proceeds that exceed $150 million for any corporate purpose.


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       AMENDMENTS TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

GENERAL

         The amendment and restatement (the "Amendments") of the Certificate approved by Knology's stockholders are reflected in the Amended and Restated Certificate of Incorporation (the "Amended Certificate"), which is attached to this Information Statement as Exhibit A and incorporated by reference herein. For your convenience, the Amended Certificate is marked to show changes from the Certificate in effect immediately prior to the effectiveness of the Amendments (with deleted text marked as struck-through and new text marked with double underlining).

         The following is a summary of the material changes reflected in the Amendments. THIS IS ONLY A SUMMARY AND IS NECESSARILY INCOMPLETE AND IS SUBJECT TO THE FULL TEXT OF THE AMENDMENTS SET FORTH IN THE AMENDED CERTIFICATE.

         (1)      Designated New Series C Preferred Stock. Section 4.4.3(b) and
Section 4.4.3(c) of the Certificate provided that the approvals of a majority of the holders of the Series A Preferred Stock and a majority of the holders of the Series B Preferred Stock were required to designate any new series of stock with rights, preferences or privileges superior to or on parity with the Series A Preferred Stock or the Series B Preferred Stock, respectively. The Amendment to
Section 4.4 of the Certificate authorized the creation of a new series of preferred stock, the Series C Preferred Stock, with the rights, preferences and privileges provided in the Amended Certificate that are on parity with the Series A Preferred Stock and the Series B Preferred Stock in many respects. The Series C Preferred Stock was issued at $3.00 per share.

                  Briefly, Knology authorized 60,000,000 shares of Series C Preferred Stock, of which it issued 31,166,667 in the Series C Private Placement, at a purchase price of $3.00 per share. The Series C Preferred Stock has the following rights, preferences and privileges:

         - Each share of the Series C Preferred Stock is convertible into Common Stock at any time at the option of each holder of Series C Preferred Stock at a conversion price of $3.00 per share of Series C Preferred Stock, resulting in an initial conversion ratio of one share of Common Stock for each share of Series C Preferred Stock. The conversion ratio is subject to adjustment based on adjustments to the capital of Knology. The shares of Series C Preferred Stock will automatically convert into Common Stock upon the occurrence of Knology's first "Qualified Public Offering" (as defined below). The Amendments adjusted the Series A Preferred Stock conversion price from $4.75 to $4.5800 per share, and each share of Series A Preferred Stock now converts into approximately
                  1.0371 shares of Common Stock, and the Series B Preferred Stock conversion price was adjusted from $4.75 to $3.1954 per share, and each share of Series B Preferred Stock now converts into approximately 1.4865 shares of Common Stock.

         - Upon a liquidation, dissolution or winding up of Knology, a holder of Series C Preferred Stock has the right to receive, on a pari passu basis with holders of Series B Preferred Stock and in preference to the holders of Series A Preferred Stock and Common Stock,


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

                  the greater of $3.00 per share and the amount such holder of Series C Preferred Stock would have received upon such liquidation if the shares had been converted into Common Stock prior to such event. Upon a liquidation, the holders of the Series A Preferred Stock and the Series B Preferred Stock have the right to receive the greater of $4.75 per share and the amount such holder would have received upon such liquidation had such holder's shares of Series A Preferred or Series B Preferred, as applicable, been converted into Common Stock prior to such event.

         - Holders of Series C Preferred Stock are entitled to dividends to the same extent as the holders of Series A Preferred Stock and Series B Preferred Stock and prior to the holders of Common Stock.

         - The holders of Series C Preferred Stock are entitled to vote with the holders of Common Stock, on an as-converted basis. Additionally, the holders of Series C Preferred Stock are entitled to vote as a separate class on certain matters, including (i) authorizations of new classes of securities with rights and preferences superior to or in parity with the Series C Preferred Stock, (ii) new issuances of the Series C Preferred Stock, (iii) amendments to the Certificate that materially adversely affect the Series C Preferred Stock, (iv) a voluntary dissolution of Knology, and (v) certain redemptions of the capital stock of Knology. The voting rights of the holders of Series A Preferred Stock and Series B Preferred Stock are substantially similar. However, under the Amended Certificate, Knology could issue all of the remaining Series C Preferred Stock without any further approval of the holders of Series A Preferred Stock and Series B Preferred Stock so long as such shares of Series C Preferred Stock are issued (i) prior to the Second Closing Deadline and (B) at a per share price of at least $3.00. For this purpose, the "Second Closing Deadline" is defined to mean April 15, 2001; provided, that, if any proposed issuance of additional shares of Series C Preferred Stock is intended to be effected by means of a public offering that requires registration under the Securities Act of 1933, and if Knology files a registration statement with respect to such shares on or before March 31, 2001, the Second Closing Deadline will be 45 days after the registration statement is declared effective by the Securities and Exchange Commission, but not later than June 30, 2001.

         - Additionally, Knology cannot enter into certain business combinations without either the approval of 75% of the holders of Series A Preferred Stock, Series B Preferred Stock and the Series C Preferred Stock, voting together as a single class, or the approval of the holders of a majority of each of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, voting as separate classes.

         In addition, the Amendments decreased the authorized number of shares of Series A Preferred Stock to approximately the number of shares currently outstanding and the number subject to outstanding warrants and options and decrease the authorized number of shares of Series B Preferred Stock to the number of shares currently outstanding.

         (2) Permitted Issuance of Series C Preferred Stock. Section 4.4.3(c) of the Certificate required the approval of a majority of the holders of the Series B Preferred Stock for Knology to


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issue any equity securities with rights, preferences and privileges superior to, or on parity with, the Series B Preferred Stock. As noted above, the Amendment to Section 4.4.3(c) of the Certificate permitted the issuance of the Series C Preferred Stock without any further approval of the holders of Series A
Preferred Stock and Series B Preferred Stock so long as such shares of Series C Preferred Stock are issued (i) prior to the Second Closing Deadline and (B) at a per share price of at least $3.00.

         (3) Adjusted Conversion Prices of Series A Preferred Stock and Series B Preferred Stock. Section 4.4.4 of the Certificate was amended to adjust the conversion prices and, as a result, the conversion rates of the Series A Preferred Stock and the Series B Preferred Stock. Prior to the approval of the Amendments, the Series A Preferred Stock and the Series B Preferred Stock each had a conversion price of $4.75 and converted into shares of Common Stock on a one-for-one basis. The Amendment reduced the conversion price of the Series A Preferred Stock to $4.5800 and, as a result, each share of Series A Preferred Stock now converts into approximately 1.0371 shares of Common Stock. The Amendment reduced the conversion price of the Series B Preferred Stock to $3.1954 and, as a result, each share of Series B Preferred Stock now converts into approximately 1.4865 shares of Common Stock. As noted above, if Knology had issued all 60 million of the authorized shares of Series C Preferred Stock at a price of $3.00 per share, the conversion prices of the Series A Preferred Stock would automatically have adjusted to $4.0149 and, as a result, each share of Series A Preferred Stock and Series B Preferred Stock would convert into approximately 1.1831 shares of Common Stock.

                  In addition, under the terms of the Amendment, holders of Series A Preferred Stock and Series B Preferred Stock are not entitled to any further adjustments to their respective conversion prices for subsequent issuances of Series C Preferred Stock for $3.00 or more or for any other issuances of equity security at prices above the Series B Preferred Stock's new conversion price, $3.1954. Accordingly, holders of Series A Preferred Stock should note that Knology could issue additional equity securities at prices above $3.1954 but below the $4.5800 Series A Preferred Stock conversion price without further adjustment to the Series A Preferred Stock conversion price.

                  The Amendment further provides that, if, at any time a court of law determines by a final, nonappealable judgment that the Series C Purchasers are entitled to receive additional securities of Knology or other property or cash as a result of breach by Knology of a representation, warranty, covenant or agreement set forth in the Series C Purchase Agreement, provision shall be made so that the holders of the Series A Preferred Stock and the Series B Preferred Stock shall thereafter be entitled to receive upon conversion of the Series A Preferred Stock and Series B Preferred Stock, as applicable, an additional number of shares of Common Stock, other securities of Knology, property or cash in amounts determined pursuant to a methodology approved by Knology's board of directors, including at least one director appointed by the holders of Series B Preferred Stock, which shall be consistent with the methodology used to adjust the Series A Preferred Stock and Series B Preferred Stock conversion prices to $4.5800 and $3.1954, respectively, assuming for such purpose that the Series C Preferred Stock was originally issued at an effective net per share price determined after giving effect to the additional securities of Knology or other property or cash received by such purchasers of Series C Preferred Stock.

                  The following table sets forth the respective ownership interests of the holders of Common Stock, Series A Preferred Stock and Series B Preferred Stock as a class as of the record date, both before and after giving effect to the adjustments to the conversion prices of the Series A Preferred Stock and the Series B Preferred Stock discussed above:

                                                              COMMON STOCK    SERIES A PREFERRED   SERIES B PREFERRED
                                                              ------------    ------------------   ------------------
                                                                                    STOCK                 STOCK
                                                                              ------------------   ------------------

Number of shares outstanding                                      443,313         50,912,894           21,180,131

Number of shares subject to outstanding options and             6,041,816          4,257,237                    0
warrants

Total number of shares outstanding and subject to               6,485,129         55,170,131           21,180,131
outstanding options and warrants

Number of shares of Common Stock into which such total is convertible:

     Before adjustments to conversion prices                    6,485,129         55,170,131           21,180,131

     If both the Series A Preferred Stock conversion            6,485,129         65,271,395           25,058,064
     price and the Series B Preferred Stock
     conversion price are adjusted to $4.0149

     If the Series A Preferred Stock conversion price           6,485,129         57,217,931           31,484,516
     is adjusted to 4.5800 and the Series B Preferred
     Stock conversion price is adjusted to $3.1954

Percentage of fully diluted shares:

     Before adjustments to conversion ratios                          7.8%              66.6%                25.6%

     If both the Series A Preferred Stock conversion                  6.7               67.4                 25.9
     price and the Series B Preferred Stock
     conversion price are adjusted to $4.0149

     If the Series A Preferred Stock Conversion price                 6.8               60.1                 33.1
     is adjusted to 4.5800 and the Series B Preferred
     Stock conversion price is adjusted to $3.1954

Percentage ownership if 60 million shares of Series C
Preferred Stock are issued at $3.00 per share:

     If both the Series A Preferred Stock conversion                  4.1               41.6                 16.0
     price and the Series B Preferred Stock
     conversion price are adjusted to $4.0149

     If the Series A Preferred Stock Conversion price                 4.2               36.9                 20.3
     is adjusted to 4.5800 and the Series B Preferred
     Stock conversion price is adjusted to $3.1954

         (4) Changed Definition of Qualified Public Offering. The Amendment changed the definition of "Qualified Public Offering" provided in Section 4.4.4 of the Certificate. The Certificate and the Amended Certificate both provide that upon completion of a "Qualified Public Offering," all of the outstanding shares of Series A Preferred Stock and Series B Preferred Stock will convert automatically into shares of Common Stock. Prior to the effectiveness of the

Amendment, a Qualified Public Offering was defined as a firm commitment underwritten public offering of Common Stock in which (a) the per-share price to the public was at least $6.00 per share, (b) the gross cash proceeds to Knology were $50 million and (c) the Common Stock was listed for quotation on the Nasdaq National Market or on a national securities exchange.

                  The Amendment to the definition provided that the per-share price to the public required for a Qualified Public Offering adjusts based on the year in which the offering occurs. If the offering were completed in 2001, the per-share price would have to be at least $4.00 to constitute a Qualified Public Offering. If the offering were completed in 2002, the per-share price would have to be at least $5.00 to constitute a Qualified Public Offering. If the offering were completed in 2003 or any time after 2003, the per share-price would have to be at least $6.00 to constitute a Qualified Public Offering. The definition is otherwise unchanged.

                  Holders of Series A Preferred Stock should take particular note of the fact that, if a Qualified Public Offering is effected in 2001, the occurrence of a Qualified Public Offering would trigger the automatic conversion of the shares of Series A Preferred Stock (and Series B Preferred Stock) into Common Stock at a time when the public offering price per share of Common Stock may be lower than their $4.5800 conversion price. In addition, holders of Series A Preferred Stock and Series B Preferred Stock each should note that, given that the public per share offering price could be as low as $4.00 or $5.00, the internal rate of return on their respective investments in Knology's capital stock will always be lower for the holders of Series A Preferred Stock than for holders of Series B Preferred Stock, which will in turn be lower than for the holders of Series C Preferred Stock.

         (5)      Deleted Knology Right of First Refusal. The Amendment deleted
Section 4.5 of the Certificate, eliminating Knology's right of first refusal. Prior to the effectiveness of the Amendment, the Certificate provided that no holder of shares of Common Stock or Preferred Stock could transfer any shares to any individual or entity without the consent of Knology except upon receipt of a bona fide third party offer and after the party desiring to make such transfer had first made the offer to Knology. The Amendment removed any obligation to offer any shares to Knology prior to making sales to third parties.

         (6)      Amended Indemnification Provisions. The Amendment modified
Section 6 of the Certificate to provide for permissive indemnification of employees and agents of Knology. Prior to the effectiveness of the Amendment, the Certificate provided that directors, officers, employees and agents had to be indemnified and held harmless by Knology as set forth under applicable Delaware law. Under the terms of the Amendment, Knology continues to be obligated to indemnify directors and officers, but persons who are not directors and officers will be indemnified only to the extent authorized at any time by the board of directors of Knology.

VOTES REQUIRED AND VOTES OBTAINED

         Under Delaware law and the Certificate, the Amendments required the approval of (i) the holders of a majority of the outstanding shares of Common Stock, Series A Preferred Stock and Series B Preferred Stock, voting together as a single class, (ii) the holders of a majority of the outstanding shares of Series A Preferred Stock and Series B Preferred Stock, voting together as a single class, (iii) the holders of a majority of the outstanding shares of Series A Preferred Stock, voting as a separate class, and (iv) the holders of a majority of the outstanding shares of Series B Preferred Stock, voting as a separate class.

         The Amendments were approved by (i) the holders of approximately 89.1% of the outstanding shares of Common Stock, Series A Preferred Stock and Series B Preferred Stock, voting together as a single class, (ii) the holders of approximately 89.6% of the outstanding shares of Series A Preferred Stock and Series B Preferred Stock, voting together as a single class, (iii) the holders of approximately 86.3% of the outstanding shares of Series A Preferred Stock, voting as a separate class, and (iv) the holders of approximately 97.1% of the outstanding shares of Series B Preferred Stock, voting as a separate class.

         In addition, the board of directors had conditioned approval of the Amendments on the further approval by (i) the holders of not less than a majority of the outstanding shares of Series A Preferred Stock held by persons who do not own any shares of Series B Preferred Stock and who are not Series C Purchasers, and (ii) the holders of not less than a majority of the outstanding shares of Series B Preferred Stock held by persons who are not Series C Purchasers.

         The Amendments were approved by (i) the holders of approximately 63.3% of the outstanding shares of Series A Preferred Stock held by persons who did not own any shares of Series B Preferred Stock and who did not purchase shares of Series C Preferred Stock in the Series C Private Placement, and (ii) the holders of approximately 98.3% of the outstanding shares of Series B Preferred Stock held by persons who did not purchase shares of Series C Preferred Stock in the Series C Private Placement.

                    AMENDMENTS TO THE STOCKHOLDERS AGREEMENT

GENERAL

         Knology and certain stockholders of Knology are party to the Stockholders Agreement (a copy of which will be made available by Knology to its stockholders free of charge upon request). The parties to the Stockholders Agreement were asked to approve, by written consent, certain amendments to the Stockholders Agreement. The amendments to the Stockholders Agreement were contained in Amendment No. 1 to the Stockholders Agreement (a copy of which will be made available by Knology to its stockholders free of charge upon request)

         The following is a summary of the material changes reflected in the amendment to the Stockholders Agreement.

         (1) Changed Definition of Qualified Public Offering. Many of the rights and preferences by the Stockholders Agreement terminate or are modified upon the occurrence of a "Qualified Public Offering" as defined in the Stockholders Agreement. The amendment modified Section 1.11 of the Stockholders Agreement by revising the definition of "Qualified Public Offering" in a similar manner as the Amendment to the Certificate described above. Prior to the effectiveness of the amendment, a Qualified Public Offering was defined as a firm commitment underwritten public offering of Common Stock in which (a) the per-share price to the public was at least $6.00, (b) the gross cash proceeds to Knology were $50 million and (c) the Common Stock was listed for quotation on the Nasdaq National Market or on a national securities exchange. The amendment to the definition provided that the per-share price to the public required for a Qualified Public Offering adjusts based on the year in which the offering occurs. If the offering were completed in 2001, the per-share price would have to be at least $4.00 to constitute a Qualified Public Offering. If the offering were completed in 2002, the per-share price would have to be at least $5.00 to constitute a Qualified Public Offering. If the offering were completed in 2003 or any time after 2003, the per-share price would have to be at least $6.00 to constitute a Qualified Public Offering. The definition was also amended to add listing on the Nasdaq Small Cap as a means of satisfying the listing requirement described in clause (c) above.

                  Holders of Series A Preferred Stock should take particular note of the fact that, if a Qualified Public Offering is effected in 2001, the occurrence of a Qualified Public Offering would trigger termination of at a time when the public offering price per share of Common Stock may be lower than their $4.5800 conversion price. In addition, holders of Series A Preferred Stock and Series B Preferred Stock each should note that, given that the public per share offering price could be as low as $4.00 or $5.00, the internal rate of return on their respective investments in Knology's capital stock will always be lower for the holders of Series A Preferred Stock than for holders of Series B Preferred Stock, which will in turn be lower than for the holders of Series C Preferred Stock.

         (2) Amended Registration Rights. The amendment changed Article 2 of the Stockholders Agreement to modify the rights of holders of Registrable Securities (as defined in the Stockholders Agreement) to make a Demand Registration (as defined in the Stockholders

Agreement). Prior to the effectiveness of the amendment, the Stockholders Agreement provided that after Knology was required to file reports pursuant to
Section 12 of the Securities Exchange Act of 1934, the demand registration rights provided by the Stockholders Agreement would be triggered. The amendment provided that those rights will not be triggered until Knology's Common Stock is first listed on the Nasdaq National Market, the Nasdaq Small Cap Market or a national securities exchange.

                  The amendment also provided that, if Knology's Common Stock is not listed on the Nasdaq National Market, the Nasdaq Small Cap Market or a national securities exchange by February 7, 2005, each of J. H. Whitney and Blackstone CCC Capital Partners, L.P. shall have the right to make one demand registration of the Registrable Securities it holds so long as the fair market value of the amount requested to be registered, including Registrable Securities requested to be included in such demand registration by other holders of Registrable Securities, is at least $50 million or, if less than $50 million, at least 25% of the Registrable Securities then outstanding on a fully diluted basis, excluding management stock as described in the Stockholders Agreement. The remaining holders of Registrable Securities will be allowed to include their shares in such a demand registration by J. H. Whitney or Blackstone CCC Capital Partners, L.P. unless the managing underwriters advise Knology that the amount of securities to be included exceeds the amount of securities which can be sold in such offering without adversely affecting the marketability of the shares to be offered.

                  The amendment also eliminated any right of holders of Registrable Securities to participate in any registration by Knology of the sale of Series C Preferred Stock for Knology's own account.

         (3) Amended Rights of First Refusal and Co-Sale Rights. The amendment to Article 3 of the Stockholders Agreement modified the obligations of certain "Significant Stockholders" (as defined in the Stockholders Agreement) to offer to other Significant Stockholders shares intended to be sold to third parties and to offer to such other Significant Stockholders the right to participate in any such sales to third parties. Prior to the effectiveness of the amendment, the right of first refusal provision was triggered by sales of any shares, regardless of amount. Under the terms of the amendment, the right of first refusal was changed into a right of first offer, and both the right of first offer and co-sale obligations are triggered only in the event of proposed sales of shares representing (individually or in the aggregate for Significant Stockholders acting in concert) at least 20% of the fully diluted outstanding shares, on an as-converted and as-exercised basis. Currently, no stockholder owns more than approximately 13% of the outstanding shares of Common Stock on a fully diluted, as-converted basis. Thus, the amendment effectively eliminated such rights, except in the case of a group of stockholders acting in concert or unless a stockholder increases its ownership percentage as a result of subsequent acquisitions of securities of Knology.

VOTES REQUIRED AND VOTES OBTAINED

         Under the Stockholders Agreement, the amendments to the Stockholders Agreement each required the approval of the holders of at least 75% of the combined outstanding shares of

Investor Stock on an as-converted basis. The holders of approximately 98.4% of the combined outstanding shares of Investor Stock on an as-converted basis approved the amendment.

                           WAIVER OF PREEMPTIVE RIGHTS

GENERAL

         Under Section 5.09 of the Stockholders Agreement, holders of Series A Preferred Stock and Series B Preferred Stock representing at least 5% of the Common Stock on a fully diluted, as-converted, as-exercised basis have the right to purchase their pro rata share of 75% of any future offerings of equity securities, with certain exceptions. The board of directors of Knology had requested that such holders of Series A Preferred Stock and Series B Preferred Stock waive their preemptive rights with respect to the issuance of Series C Preferred Stock in the Series C Private Placement. This waiver did not apply to any subsequent offerings of Series C Preferred Stock.

APPROVAL REQUIRED AND OBTAINED

         Under the Stockholders Agreement, each party entitled to preemptive rights has the individual right to waive such rights. Each party entitled to preemptive rights agreed to waive such rights in connection with the sale of shares of Series C Preferred Stock in the Series C Private Placement.


                                       14